ATTACHMENT to N-SAR Sub-Item 77C

The annual meeting of stockholders was held on May 28, 2014. The matters considered at the meeting, together with the actual vote tabulations relating to such matters are as follows:

1.

To consider and vote upon a proposal to approve the merger of the Company with and into Tortoise Energy Infrastructure Corporation, including the issuance of additional shares of common stock of the Company in connection therewith.

Vote of Stockholders

No. of Shares
          Affirmative

3,191,719
          Against

149,044
          Abstain

81,099
          Broker Non-votes

1,717,261
          TOTAL

5,139,123

2.

To elect two directors of the Company, to hold office for a term of three years and until their successors are duly elected and qualified.

No. of Shares
Conrad S. Ciccotello

     Affirmative

5,117,631
     Withheld

240,169
     TOTAL

5,357,800

No. of Shares
Terry C. Matlack

     Affirmative

5,122,370
     Withheld

235,430
     TOTAL

5,357,800

Each of Conrad S. Ciccotello and Terry Matlack continued as a director with a term expiring on the date of the 2014 annual meeting of stockholders.  Charles E. Heath continued as a director and his term expires on the date of the 2015 annual meeting of stockholders.

3.

To approve a proposal to authorize flexibility to the Company to sell its common shares for less than net asset value, subject to certain conditions.

Vote of Common Stockholders of Record

No. of Record Holders
      (25 Stockholders of Record as of Record Date)

Voting
          Affirmative

21
          Against

1
          Abstain

2
          TOTAL

24

Vote of Stockholders

No. of Shares
          Affirmative

2,798,325
          Against

474,291
          Abstain

113,102
          Broker Non-votes

1,717,262
          TOTAL

5,102,980

4.

To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending November 30, 2014.

No. of Shares
          Affirmative

5,214,997
          Against

77,618
          Abstain

65,180
          TOTAL

5,357,795

Based upon votes required for approval, each of these matters passed.